UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 10, 2006
LAND O’LAKES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North
Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES

ITEM 8.01 OTHER EVENTS
     On August 10, 2006, Moody’s Investors Service (“Moody’s”) upgraded the secured and unsecured debt of Land O’Lakes, Inc., a Minnesota cooperative corporation (the “Company”), as well as the Company’s corporate rating, as follows:

Moody's Rating
Facility Ratings	From	To
$200 million senior secured revolving credit (2007)	Ba3	Ba2
$225 million senior secured revolving credit (2011, new rating)		Ba2
$175 million 9.0% senior second secured (2010)	B1	Ba3
$196 million 8.75% senior unsecured (2011)	B2	B1
$191 million 7.45% Trust preferred (2028)	B3	B2

	From	To
Corporate Rating	B1	Ba3
Moody’s indicated that the Company’s debt ratings outlook is stable. For further information on Moody’s rating action, please refer to Moody’s press release dated August 10, 2006.
     On August 15, 2006, Standard and Poor’s Investor Service (“S&P”) also upgraded the secured and unsecured debt of the Company, as well as the Company’s corporate rating, as follows:

S&P’s Rating
Facility Ratings	From	To
$200 million senior secured revolving credit (2007)	BB+	BB+
$225 million senior secured revolving credit (2011, new rating)		BB+
$175 million 9.0% senior second secured (2010)	BB-	BB
$196 million 8.75% senior unsecured (2011)	B	B+
$191 million 7.45% Trust preferred (2028)	CCC+	B-

	From	To
Corporate Rating	B+	BB-
S&P indicated that the Company’s debt ratings outlook is stable. For further information on S&P’s rating action, please refer to S&P’s press release dated August 15, 2006.
The rating upgrades do not impact the interest rates associated with these facilities, and thus have no direct financial impact to the Company.
As separately announced, the $225 million senior secured revolving credit facility is currently under negotiation. This is an amendment and restatement of the existing $200 MM revolving credit facility. The transaction is expected to close on or before August 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: August 15, 2006	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President & Chief Financial Officer